                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                 ONE Fund, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                  One Financial Way
                                                  Cincinnati, Ohio 45242

                                                  Post Office Box 371
                                                  Cincinnati, Ohio 45201-0371
One Fund(SM)                                      Telephone: 800-578-8078

September   , 2002

Dear ONE Fund Shareholder:

We would like to take this opportunity to inform you of the proposed closing of ONE Fund, Inc. and all its portfolios and to request your vote in favor of this proposal. As the record-owner of shares of one of ONE Fund's portfolios, you are entitled to vote on this matter.

Recently the Board of Directors of ONE Fund, Inc. voted to recommend the liquidation of the ONE Fund, Inc. since its net assets have grown to only $43 million. As explained in the enclosed Proxy Statement, ONE Fund is a relatively small mutual fund when compared with other mutual funds with similar investment objectives. As a result, the annual expense ratios for the Fund have been higher than the ratios of most similar, but larger, portfolios, and the portfolios of ONE Fund do not have the investment flexibility that larger funds have.

In order to liquidate, ONE Fund must obtain the consent of its Shareholders. If approved by Shareholders, the liquidation is expected to occur on or about October 31, 2002. To assist you in voting, a Voting Instruction Card is enclosed that reflects the number of shares of the various ONE Fund portfolios you are entitled to vote. In addition, a Notice of Special Meeting of Shareholders and a Proxy Statement are enclosed which describe the matters to be voted on at the Special Meeting of Shareholders.

YOUR VOTE IS IMPORTANT. Please read the enclosed proxy materials and complete, date and sign the enclosed Voting Card. If you have any questions regarding this matter, please call 513-794-6794 for assistance.

Sincerely,

/s/ JOHN J. PALMER
John J. Palmer
President

[OHIO NATIONAL FINANCIAL SERVICES LOGO]

                                 ONE FUND, INC.
                               One Financial Way
                             Montgomery, Ohio 45242
                                 (513) 794-6794

                            ------------------------

SMALL CAP PORTFOLIO                    CORE GROWTH PORTFOLIO
INTERNATIONAL PORTFOLIO                GROWTH PORTFOLIO
INCOME & GROWTH PORTFOLIO              INCOME PORTFOLIO
MONEY MARKET PORTFOLIO                 S&P 500 INDEX PORTFOLIO

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                OCTOBER 31, 2002

     A special meeting of Shareholders of the ONE Fund, Inc. (the "Fund"), will be held at the office of the Fund located at One Financial Way, Montgomery, Ohio 45242 on Thursday October 31, 2002, (the "Meeting") at 10:00 a.m., Eastern time, for the following purposes:

          1. To approve or disapprove a Plan of Liquidation and Dissolution pursuant to which the Fund's assets will be liquidated, known liabilities satisfied and remaining proceeds distributed to Shareholders; and

          2. To consider and act upon any other matters which may properly come before the Meeting or any adjournments thereof.

     Shareholders of record at the close of business on September 10, 2002 are entitled to notice of, and to vote at, the Meeting. If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy promptly in the envelope provided for that purpose.

     In the event that the necessary quorum to transact business or the vote required to approve or reject any proposal is not obtained at the Meeting with respect to the Fund, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies.

     Any such adjournment will require the affirmative vote of the holders of a majority of the Fund's shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of such adjournment those proxies they are entitled to vote in favor of the Proposal and will vote against any such adjournment those proxies to be voted against the Proposal

     FOR THE REASONS GIVEN IN THE ATTACHED PROXY STATEMENT, THE FUND'S BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE FOR THE PROPOSAL.

                                        /s/ RONALD L. BENEDICT
                                        Ronald L. Benedict
                                        Secretary

September   , 2002

                                 ONE FUND, INC.
                               One Financial Way
                             Montgomery, Ohio 45242
                                 (513) 794-6794

SMALL CAP PORTFOLIO                    CORE GROWTH PORTFOLIO
INTERNATIONAL PORTFOLIO                GROWTH PORTFOLIO
INCOME & GROWTH PORTFOLIO              INCOME PORTFOLIO
MONEY MARKET PORTFOLIO                 S&P 500 INDEX PORTFOLIO

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS

                                OCTOBER 31, 2002

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Directors") of ONE Fund, Inc. (the "Fund") for use at the Special Meeting of Shareholders of the Fund to be held on October 31, 2002 and any adjournments thereof (the "Meeting") for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the "Notice of Special Meeting"). The first mailing of this Proxy Statement is expected to be
made on or about September   , 2002.

     If the enclosed form of proxy is properly executed and returned in time to be voted at the Meeting, the proxies named therein will vote the shares represented by the proxy in accordance with the instructions marked thereon. Unmarked proxies will be voted in favor of the Proposal for which they are entitled to vote, as set forth in the attached Notice of Special Meeting.

     A proxy may be revoked at any time prior to its exercise by any of the following: written notice of revocation to the Secretary of the Fund, execution and delivery of a later dated proxy to the Secretary of the Fund (if returned and received in time to be voted), or attendance and voting at the Meeting.

     Attendance at the Meeting will not in and of itself revoke a proxy. The holders ("Shareholders") of shares (collectively, the "Shares") of any of the portfolios of the Fund as of the close of business on September 10, 2002, the record date for the determination of Shareholders entitled to notice of and to vote at the Meeting (the "Record Date"), are entitled to one vote for each share held and a fractional vote for a fractional share.

     As of September 10, 2002, the portfolios of the Fund had the following number of shares outstanding:

PORTFOLIO                                           SHARES           VALUE
---------                                       --------------   --------------
Small Cap Portfolio...........................     300,509.438   $ 2,063,890.66
Core Growth Portfolio.........................     585,027.029     2,165,951.75
International Portfolio.......................     897,815.923     5,387,060.08
Growth Portfolio..............................     672,449.480     4,762,498.63
Income & Growth Portfolio.....................     778,683.337     6,769,023.15
Income Portfolio..............................     601,267.674     5,587,531.50
Money Market Portfolio........................  13,222,956.600    13,220,005.74
S&P 500 Index Portfolio.......................     581,815.855     3,555,729.58
                                                                 --------------
Total                                                             17,640,525.34

     As of September 10, 2002, The Ohio National Life Insurance Company, the parent company of Ohio National Investments, Inc., the Fund's investment adviser, owned the following number of shares of the various portfolios of the
Fund:

Income Portfolio............................................     508,244.320
Income & Growth Portfolio...................................     398,740.585
Money Market Portfolio......................................   5,407,064.150
Growth Portfolio............................................     380,435.916
Small Cap Portfolio.........................................     204,500.086
International Portfolio.....................................     293,916.953
Core Growth Portfolio.......................................     405,760.059
S&P 500 Index Portfolio.....................................     507,094.226
                                                               -------------
Total                                                          8,105,756.300

     In addition, as of August 28, 2002, the Adviser owned 1,824,137.400 shares of the Money Market Portfolio. By virtue of its ownership of a majority of the total outstanding shares of the Fund, The Ohio National Life Insurance Company and its affiliates will control the vote.

     All costs of the Meeting, including, but not limited to, the preparation and mailing of proxy materials and the solicitation of proxies, will be borne by the Adviser.

     The solicitation of proxies will be by mail, which may be supplemented by solicitation by telephone or otherwise through Directors and Officers of the Fund and officers and regular employees of certain affiliates of the Fund or the Adviser.

                              SUMMARY OF PROPOSALS

     Proposal 1. APPROVAL OR DISAPPROVAL OF A PLAN OF LIQUIDATION AND DISSOLUTION PURSUANT TO WHICH THE FUND'S ASSETS WILL BE LIQUIDATED, KNOWN LIABILITIES SATISFIED AND REMAINING PROCEEDS DISTRIBUTED TO SHAREHOLDERS.

                                   BACKGROUND

     The Fund commenced operations on August 1, 1992 and as of September 10, 2002 the Fund's net assets were only $43 million. Although impacted by poor market performance, the anticipated growth of the Fund's assets through increased sales of shares has not been achieved.

     The Adviser and Ohio National Equities, the distributor of the Fund's shares (the "Distributor") (collectively, "Management"), believe it is unlikely that the Fund will experience material growth in assets in the foreseeable future. Because of the inefficiencies, higher costs and disadvantageous economies of scale attendant with the Fund's small asset base, the Fund's Management has concluded that it would be in the best interests of the Fund and its Shareholders to liquidate the Fund and has recommended that this course of action be considered by the Fund's Board of Directors.

     At a meeting on August 28, 2002, the Board of Directors considered whether it would be appropriate and in the best interests of the Fund and its Shareholders to liquidate the Fund and, after careful consideration of the matter, the Board approved the liquidation and termination of the Fund pursuant to the terms of the Plan of Liquidation and Dissolution (the "Plan"), a copy of which is attached as Exhibit A. The Board also directed that the Plan be submitted to Shareholders for approval.

     In evaluating the Plan, the Directors considered a number of factors, including the amount of the Fund's total assets, the Fund's expense ratios, the likelihood that additional sales of the Fund's shares could increase the assets to a more viable level and the absence of another investment company that would be appropriate for a possible merger. Based on consideration of the foregoing and all other factors deemed relevant by it, the

Board of Directors determined that approval of the Plan was in the best interests of the Fund and its Shareholders.

     The liquidation of the Fund may result in a taxable event for Shareholders. Shareholders in a non-tax deferred account should contact their tax adviser for more information.

     If Shareholders fail to approve the Plan, the Fund will not be liquidated and will continue to operate and be managed in accordance with the investment objectives and policies of the Fund's various portfolios as currently in effect. However, in such case, the Directors would determine what alternative action, if any, should be taken.

                            DESCRIPTION OF THE PLAN

     The Plan will become effective on the date of its approval by Shareholders (the "Effective Date"). Following Shareholder approval, the Fund will, as soon as reasonable and practicable after the Effective Date, complete the sale of all the Fund's securities it holds in order to convert its assets to cash and will not engage in any business activity except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing assets to Shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund.

     After the distribution of assets to Shareholders, the Fund will be dissolved in accordance with the Plan and Maryland law. The Plan provides that the Directors may authorize such variations from, or amendments to, the provisions of the Plan as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of the existence of the Fund in accordance with the purposes intended to be accomplished by the Plan.

     As soon as practicable after the Effective Date, and in any event within 60 days thereafter, the Fund will mail to Shareholders of record who have not redeemed their shares a liquidating distribution equal to the Shareholder's proportionate interests in the remaining assets of the Fund and information concerning the sources of the liquidating distribution, if available. Except as may be otherwise agreed to between the Fund and its Adviser, all expenses incurred by or allocable to the Fund in carrying out this Plan and dissolving the Fund, shall be borne by the Adviser. The adoption of the Plan will not affect the right of Shareholders to redeem shares of the Fund at their then current net asset value per share.

     All officers of the Fund, as well as all entities serving the Portfolio, will continue in their present positions and capacities until the Portfolio is liquidated and dissolved.

     The Plan provides for the termination of the Fund under the laws of the state of Maryland, in which the Fund was incorporated. The Fund intends to file an appropriate notice of termination with the Office of the Secretary of State of Maryland. Such notice will state that the Board of Directors approved the termination of the Fund pursuant to the Plan and will specify the exact date of termination. Maryland law does not provide rights of appraisal or similar rights of dissent to Shareholders with respect to the proposed liquidation and termination.

     THE DIRECTORS OF THE FUND RECOMMEND THAT THE SHAREHOLDERS APPROVE THE PLAN OF LIQUIDATION AND DISSOLUTION TO TERMINATE THE FUND.

                                 REQUIRED VOTE

     Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund which means an affirmative vote of the lesser of
(1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy. Abstentions will count toward a quorum but will not be cast as a vote for or against the proposal.

                             SHAREHOLDER PROPOSALS

     The Fund does not hold regular Shareholders' meetings. Proposals of Shareholders of the Fund intended to be presented at the next meeting of Shareholders must be received a reasonable time prior to the mailing of the proxy materials sent in connection with the meeting, for inclusion in the proxy statement for that meeting.

                            REPORTS TO SHAREHOLDERS

     The Fund's most recent Annual Report for the Fund's most recent fiscal year has been sent previously to Shareholders and is available without charge upon request by writing the Secretary of the Fund at One Financial Way, Montgomery, Ohio 45242 or by calling the Fund at (513)-794-6794.

                                 OTHER BUSINESS

     Management of the Fund knows of no other matters which may be presented at the Meeting. However, if any matters not now known properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote all shares that they are entitled to vote on any such matter, utilizing such proxy in accordance with their best judgment on such matters.

                                        By order of the Board of Directors



                                        Ronald L. Benedict
                                        Secretary

                                                                       EXHIBIT A

                                 ONE FUND, INC.

                      PLAN OF LIQUIDATION AND DISSOLUTION

     The following Plan of Liquidation and Dissolution (the "Plan") of ONE Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, which has operated as an open-end diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund's Articles of Incorporation dated April 24 1992, as supplemented from time to time, (the "Articles"), and under Maryland law.

     WHEREAS, the Fund's Board of Directors (the "Board") has deemed that it is advisable and in the best interests of the Fund and its Shareholders to liquidate and to dissolve the Fund, and the Board, on August 28, 2002, considered the matter and determined to recommend the termination of the Fund pursuant to this Plan;

     NOW, THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

1. EFFECTIVE DATE OF PLAN.

          This Plan shall be and become effective only upon the adoption and approval of the Plan at a special meeting of the shareholders of the Fund ("Meeting") called for the purpose of voting upon the Plan. Approval of the Plan is to be determined by the vote of a majority of the outstanding shares of the Fund which means an affirmative vote of the lesser of (1) a majority of the outstanding shares of the Fund, or (2) 67% or more of the shares of the Fund represented at the Meeting if more than 50% of the outstanding shares of the Fund are present or represented by proxy. The date of such adoption and approval of the Plan by shareholders is hereinafter called the "Effective Date".

2. DISSOLUTION.

          As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to applicable provisions of Maryland law.

3. CESSATION OF BUSINESS.

          Pursuant to the adoption of the Plan by the Board of Directors on August 28, 2002, the Directors determined that the Fund should no accept any new purchases after August 30, 2002. Accordingly, the Fund's prospectus has been supplemented to indicate the closing of the fund to new purchases.

          After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares.

4. LIQUIDATION OF ASSETS.

          The Fund shall cause the liquidation of its assets to cash form as is practicable consistent with the terms of the Plan.

5. PAYMENT OF DEBTS.

          As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

6. LIQUIDATING DISTRIBUTION.

          As soon as practicable after the Effective Date, and in any event within sixty (60) days thereafter, the Fund will mail the following to each Shareholder of record who has not redeemed its shares: (i) a liquidating distribution equal to the Shareholder's proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above); and (ii) information concerning the sources of the liquidating distribution.

7. EXPENSES OF LIQUIDATION AND DISSOLUTION.

          Except as may be otherwise agreed to between the Fund and its Adviser, all expenses incurred by or allocable to the Fund in carrying out this Plan and dissolving the Portfolio, shall be borne by Ohio National Investments, Inc.

8. POWER OF THE BOARD OF DIRECTORS.

          The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and filing of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act of 1940, the Securities Act of 1933, both as amended, and applicable Maryland law. The death, resignation or other disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

9. AMENDMENT OF THE PLAN.

          The Board shall have the authority to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan.

                                     PROXY

                                 ONE FUND, INC.

     I (we) acknowledge receipt of a copy of the Notice of Shareholders' Meeting, Proxy Statement and annual report. I (we) appoint each of Ronald L. Benedict and John J. Palmer to be my (our) proxies and attorneys with full power of substitution and revocation to vote my (our) ONE Fund, Inc. shares at the special meeting of shareholders to be held on October 31, 2002 (and at any adjournments of that meeting) as specified below, and in accordance with their best judgment on any other business that may properly come before the meeting. THIS PROXY RELATES TO A SOLICITATION BY THE BOARD OF DIRECTORS.

--------------------------------------------------------------------------------

     You may check ONE of these boxes instead of voting on each of the numbered items below:

           For  or   Against  or   Abstain on all the Board of Directors Recommendations
           [ ]       [ ]           [ ]
-----------------------------------------------------------------------------------------------
1. To approve the Plan of Liquidation and Dissolution:
   a.      For  or   Against  or   Abstain
           [ ]       [ ]           [ ]

Dated: --------------- , 2002          -----------------------------------------------------------
                                       Signature of Shareholder(s)

     Please sign your name as it appears on the back of this form. If signing for an estate, trust or corporation, state your title or capacity. If joint owners, each should sign. Your shares will be voted in accordance with your directions. PLEASE RETURN THIS PROXY IN THE ENVELOPE PROVIDED.